UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 26, 2017, Park Sterling Corporation (“Park Sterling”) and South State Corporation, a South Carolina corporation (“South State”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Park Sterling will merge with and into South State (the “Merger”), with South State continuing as the surviving entity in the Merger, subject to the terms and conditions set forth therein. Immediately following the Merger, Park Sterling’s wholly owned bank subsidiary, Park Sterling Bank, will merge with and into South State’s wholly owned bank subsidiary, South State Bank (the “Bank Merger”), with South State Bank as the surviving entity in the Bank Merger. The Merger Agreement was unanimously approved by the Board of Directors of each of Park Sterling and South State.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Park Sterling shareholders will have the right to receive 0.14 shares (the “Exchange Ratio”) of common stock, par value $2.50 per share, of South State (“South State Common Stock”) for each share of common stock, par value $1.00 per share, of Park Sterling (“Park Sterling Common Stock”) (such amount, the “Merger Consideration”).

At the Effective Time, each stock option granted by Park Sterling, whether vested or unvested, will be cancelled and converted into the right to receive a cash amount equal to the product of (a) the number of shares of Park Sterling Common Stock subject to such stock option immediately prior to the Effective Time and (b) the excess, if any, of (i) the product of (A) the average closing price per share for South State Common Stock for the ten full trading days ending on the day immediately preceding the closing date and (B) the Exchange Ratio (the “Cash Consideration Value”), over (ii) the exercise price of such option. Any stock options granted by Park Sterling with an exercise price equal to or greater than the Cash Consideration Value will be cancelled for no consideration. Additionally, at the Effective Time, each award of restricted shares of Park Sterling Common Stock will vest in full, the restrictions thereon will lapse and each such award will be converted into the right to receive the Merger Consideration in respect of each share of Park Sterling Common Stock underlying such award.

The Merger Agreement also provides, among other things, that immediately after the Effective Time, Mr. James C. Cherry and one other current non-employee member of the board of directors of Park Sterling agreed upon by the parties will be appointed to the board of directors of South State.

The Merger Agreement contains customary representations and warranties from both Park Sterling and South State, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, the obligation of each party, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement and the transactions contemplated therein. Park Sterling and South State have also agreed to cooperate with each other and to prepare and file, as promptly as possible, all applications, notices, petitions and filings to obtain all consents and approvals that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement.

The respective shareholders of Park Sterling and South State will be asked to vote on the approval of the Merger Agreement at special shareholder meetings that will be held as promptly as practicable pursuant to applicable law and the parties’ governing documents. The completion of the Merger is subject to the approval of the Merger Agreement by the respective shareholders of Park Sterling and South State and to other customary conditions, including, among others, (1) the absence of any order, injunction or other legal restraint preventing the completion of the Merger or the other transactions contemplated by the Merger Agreement or making the consummation of the Merger or the other transactions contemplated by the Merger Agreement illegal, (2) the absence of any objection by the NASDAQ Stock Market (“NASDAQ”) to the listing of the shares of South State Common Stock to be issued in the Merger, (3) the effectiveness of the registration statement on Form S-4 for the issuance of the shares of South State Common Stock to be issued in connection with the Merger and (4) the receipt of required regulatory approvals, including the approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation, and South Carolina and North Carolina bank regulatory approvals. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement and (3) receipt by each party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Park Sterling is subject to customary restrictions on its ability to solicit third-party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to permit Park Sterling’s board of directors to comply with its fiduciary duties. Prior to approval of the Merger Agreement by Park Sterling’s shareholders, under specified circumstances, the board of directors of Park Sterling may change its recommendation to the Park Sterling shareholders regarding approval of the Merger Agreement in connection with an unsolicited, bona fide written alternative acquisition proposal that the board of directors of Park Sterling determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for Park Sterling and South State. Upon termination of the Merger Agreement under specified customary circumstances, Park Sterling or South State may be required to pay to the other party a termination fee of $25 million. The termination fee will be payable by Park Sterling if (i) prior to the termination of the Agreement, there is a bona fide alternative acquisition proposal, (ii) the Merger Agreement is terminated (A) by either party, if the closing has not occurred by April 26, 2018 and if Park Sterling’s shareholders do not approve the Merger Agreement at Park Sterling’s special meeting of shareholders, (B) by South State, if Park Sterling is in breach of the Merger Agreement and that breach results in certain closing conditions not being satisfied or (C) by South State, if Park Sterling’s shareholders do not approve the Merger Agreement at Park Sterling’s special meeting of shareholders, and (iii) then, in each case, within 12 months after the date of termination, Park Sterling consummates an alternative transaction or enters into an alternative acquisition agreement. Additionally, Park Sterling will also be required to pay the termination fee if Park Sterling’s board of directors fails to recommend approval of the Merger Agreement, changes its recommendation to Park Sterling’s shareholders or breaches certain other covenants contained in the Merger Agreement. Finally, Park Sterling will be required to pay the termination fee if Park Sterling terminates the Merger Agreement after a failure of Park Sterling’s shareholders to approve the Merger Agreement, which is followed by Park Sterling entering into a definitive agreement providing for a Superior Proposal that was received by Park Sterling prior its shareholders meeting. South State will be required to pay the termination fee if Park Sterling terminates the Merger Agreement following a failure by South State’s board of directors to recommend the Merger Agreement to its shareholders, South State’s board of directors changes its recommendation to South State’s shareholders or South State breaches certain other covenants contained in the Merger Agreement.

In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by April 26, 2018, provided that such right to terminate shall not be available to any party that, through breach of the Merger Agreement, causes the failure of the consummation of the Merger to occur by such date.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Park Sterling or South State, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Park Sterling, South State, their respective affiliates and their respective businesses, the other documents that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Park Sterling and South State and a prospectus of South State, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Park Sterling and South State make with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2017, Park Sterling and Park Sterling Bank (the “Bank”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Ms. Nancy J. Foster, an Executive Vice President and Park Sterling’s Chief Risk Officer, amending and restating her prior employment agreement with the Bank dated November 15, 2010.

The Employment Agreement provides that Ms. Foster will continue to serve as Executive Vice President and Chief Risk Officer and will continue to receive her annual base salary of $360,000.

The Employment Agreement is for an initial term ending March 23, 2019 that automatically renews for successive one-year terms unless either party provides 180-days’ advance written notice of its intention to terminate the Employment Agreement. The Employment Agreement provides that Ms. Foster will be eligible for an annual bonus, will be entitled to long-term equity compensation awards at the discretion of the Bank’s Compensation and Development Committee (the “Committee”) and shall have her base salary reviewed at least annually by the Committee for adjustments. In addition, pursuant to the Employment Agreement, Ms. Foster will be reimbursed for all reasonable business expenses incurred in the ordinary course of business, educational expenses related to her professional development and membership in professional and civic organizations that are consistent with Park Sterling’s strategic objectives and approved in advance by the Committee. The Employment Agreement also generally permits Ms. Foster to participate in all benefits plans and programs offered by Park Sterling.

Under the terms of the Employment Agreement, Ms. Foster is subject to (i) a non-competition and non-solicitation covenant during her employment and for twelve months following her last day of employment with Park Sterling and (ii) a non-disparagement covenant during her employment and for twenty-four months following her last day of employment with Park Sterling. The Employment Agreement also contains customary confidentiality, work product and return of company property covenants.

In the event Ms. Foster is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Employment Agreement), the Employment Agreement provides for severance pay equal to (i) two times Ms. Foster’s base salary, which is payable in equal installments over 24 months following termination of employment, (ii) two times her highest bonus received during the three years prior to termination, which is payable in a lump sum within 60 day following her termination of employment, and (iii) the monthly COBRA premium that Ms. Foster would have to pay for continuation coverage under the Bank’s health plan, which is payable for 18 months following her termination of employment.

In the event Ms. Foster is terminated without Cause, resigns for Good Reason or the Employment Agreement expires as a result of the buyer’s failure to renew its terms, each within the period beginning with the signing of a letter of intent or similar agreement that would result in a “Change of Control” (as defined in the Employment Agreement) transaction or within twelve months following a Change of Control, the Employment Agreement provides the severance pay described above.

The Employment Agreement provides that Ms. Foster will repay any compensation previously paid or made available that is subject to recovery under applicable law or any compensation recoupment, clawback or recovery policy adopted by Park Sterling. In addition, the Employment Agreement provides that if payments on termination of employment would constitute a “parachute payment” as defined in Code Section 280G, such payments would be reduced to the extent necessary so that no excise tax is imposed by Code Section 4999, but only if, by reason of such reduction, the net after-tax benefit received by Ms. Foster would exceed the net after-tax benefit that she would have received if no reduction were made.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the execution of the Merger Agreement, South State entered into a consulting agreement with Mr. Cherry, Park Sterling’s Chief Executive Officer, and entered into employment agreements with Mr. Donald K. Truslow, Park Sterling’s Chief Financial Officer, and Mr. Bryan F. Kennedy III, Park Sterling’s President. Each such agreement will be effective on and subject to the closing of the Merger. The employment and consulting agreements set forth the terms and conditions of each key executive’s service to South State following the closing of the Merger and will supersede the existing employment agreements between such executives and Park Sterling.

Simultaneous with the execution of the Merger Agreement, South State entered into voting agreements (each, a “Voting Agreement,” and collectively, the “Voting Agreements”) with Park Sterling’s directors and named executive officers, in which each such person agreed, among other things, to vote the shares of Park Sterling Common Stock owned beneficially or of record by him or her in favor of the Merger and against any proposal made in competition with the Merger, as well as to certain other customary restrictions with respect to the voting and transfer of his or her shares of Park Sterling Common Stock. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, a form of which is included as Exhibit A to the Merger Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

*         *         *

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. South State and Park Sterling caution readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between South State and Park Sterling; the outcome of any legal proceedings that may be instituted against South State or Park Sterling; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where South State and Park Sterling do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; South State’s ability to complete the acquisition and integration of Park Sterling successfully; changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, noninterest income, noninterest expense, credit trends and conditions, including loan losses, allowance for loan loss, charge-offs, delinquency trends and nonperforming asset levels, deterioration in the credit quality of the loan portfolio or the value of collateral securing loans, deterioration in the value of securities held for investment, the impacts of an increasing rate environment, and other similar matters; inability to identify and successfully negotiate and complete additional combinations with other potential merger partners or to successfully integrate such businesses into Park Sterling, including Park Sterling’s ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combinations; failure to generate an adequate return on investment related to new branches or other hiring initiatives; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, including new online and mobile banking platforms for treasury services, opening of de novo branches or otherwise; inability to capitalize on identified revenue enhancements or expense management opportunities, including the inability to achieve or maintain adjusted operating expense to adjusted operating revenue targets; inability to generate future ATM and card income from marketing expenses; the effects of negative or soft economic conditions, including stress in the commercial real estate markets or failure of continued recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; the potential impacts of any government shutdown or debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk; and other factors that may affect future results of South State and Park Sterling. Additional factors that could cause results to differ materially from those described above can be found in South State’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of South State’s website, http://www.southstatebank.com, under the heading “SEC Filings” and in other documents South State files with the SEC, and in Park Sterling’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the “Investor Relations” page linked to Park Sterling’s website, http://www.parksterlingbank.com, under the heading “Regulatory Filings” and in other documents Park Sterling files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither South State nor Park Sterling assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed transaction between South State and Park Sterling, South State will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of South State and Park Sterling and a Prospectus of South State, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving South State and Park Sterling will be submitted to Park Sterling’s shareholders and South State’s shareholders for their consideration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Shareholders of South State and shareholders of Park Sterling are urged to read the registration statement and the joint proxy statement/prospectus regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about South State and Park Sterling, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to South State Corporation, 520 Gervais Street, Columbia, South Carolina 29201, Attention: John C. Pollok, Senior Executive Vice President, CFO and COO, (800) 277-2175 or to Park Sterling Corporation, 1043 E. Morehead Street, Suite 201, Charlotte, North Carolina 28204, Attention: Donald K. Truslow, (704) 323-4292.

Participants in THE Solicitation

South State, Park Sterling and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding South State’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 6, 2017, and certain of its Current Reports on Form 8-K. Information regarding Park Sterling’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 13, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2017, by and between Park Sterling Corporation and South State Corporation*
10.1	Employment Agreement, dated as of April 26, 2017, among Park Sterling Corporation, Park Sterling Bank and Nancy J. Foster

*

Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to this agreement have been omitted. Park Sterling hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted schedules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2017
PARK STERLING CORPORATION

	By:	/s/ Donald K. Truslow
Donald K. Truslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2017, by and between Park Sterling Corporation and South State Corporation*
10.1	Employment Agreement, dated as of April 26, 2017, among Park Sterling Corporation, Park Sterling Bank and Nancy J. Foster

*

Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to this agreement have been omitted. Park Sterling hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted schedules.